Provident Mutual Life Insurance Company of Philadelphia
Philadelphia, Pennsylvania

Application for Flexible Premium Variable Annuity

1. Proposed Annuitant:
First – middle initial – last name (leave blank space between names)

Date of birth (Maximum Annuitant Age is 70 Qualified; 80 Non-Qualified) []Male []Female

Address: Street
City State Zip
Telephone Number: ( )
S.S. or Tax I.D. No.

2. Contract Owner (if other than annuitant)

Name:

Address: Street

City State Zip

S.S. or Tax I.D. No.

3. Beneficiary: Joint beneficiaries receive equally or the survivor, unless otherwise specified.

	(Name)	(Relationship)
Primary:		
Contingent:		

4. Type of Plan (check appropriate box)
[] Qualified
[]TSA (403(b))
[]4019(a) Distribution (Complete Q. 15)
[]IRA []Rollover []Transfer
[]Regular (tax Year to which contribution applies:_____)
[]Receipt of IRA Disclosure Statement hereby acknowledged.

5. Premium Payments:
a. Initial Premium Payment $___________($2,000 min)
b. Planned Subsequent Premium Payments $_________
($100 minimum, Non Qualified; $50, Qualified)
[]Annually []Semi-Annually []Quarterly []Monthly []APP

6.Initial Allocation Percentages: (Whole Numbers Only)

Growth Subaccount	%
Money Market Subaccount	%
Bond Subaccount	%
Managed Subaccount	%
Aggressive Subaccount	%
International Subaccount	%
Guaranteed Subaccount	%
Total	100%

7. Maturity Age:
Annuity to Mature at Age ____
(NonQualified: Maximum Maturity Age is 85 for issue ages 0-75 and years after issue for issue ages 75-80, unless extended. Qualified: must mature between ages 59 ½ and 70 ½)

8. Is the annuity now applied for intended to replace any insurance or annuities in this or any other company?[]Yes []No
If yes, give name of company, amount, plan and policy numbers of insurance or annuity being replaced.

9. Telephone Transfers: [] Yes []No
If Yes box is checked, the Owner hereby authorizes Provident Mutual to accept telephone instructions from such Owner, with proper identification; to make transfers and change the premium allocation schedule. I (we) hereby agree(s) to hold harmless and indemnify Provident Mutual and its associates and Market Street Fund, Inc., their distributors, officer, employees and agents for any losses arising from such instructions.

10. [] Please send me a Statement of Additional Information

HOME OFFICE ENDORSEMENTS

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this Application shall be part of any annuity contract issued by the Company.
I understand that contract account values and surrender values under any contract issued pursuant to this application when based upon assets allocated to Provident Mutual Variable Annuity Separate Account are variable in nature and are not guaranteed as to their dollar amount. I acknowledge receipt of relevant prospectuses for the Provident Mutual Variable Annuity Variable Separate Account, Flexible Premium Variable Annuity and Market Street Fund, Inc.

I (we) hereby certify or affirm (under penalty of perjury as provided under Federal law) that the social security or taxpayer identification number I (we) are providing is (are) correct and I (we) am (are) not currently subject to backup withholding.

Signed at (City and State)

Signature of Owner (if applicable)

On (Date) 19

Signature of Proposed Annuitant

The undersigned agent certifies that the information supplied by the applicant has been truly and accurately recorded on this application.
Signature of Agent.

INSTRUCTIONS TO AGENT
If Annuity is 1035(a) exchange, complete Q 14
If Annuity is 401(a) distribution, complete Q 15

Non-Qualified Plans:
Annuitant Information (Q1) must be completed.
Social Security Numbers must be given for all Owners and all Annuitants.
Agent Signature and Agency/Agent Information must be completed.
Contracts are marked to Agent's address for delivery to Participant.

Qualified Plans:
Complete all Annuitant Info (Q1), including SSN.
401(a) Distribution Only: The Plan Trustee or Administrator, and the Annuitant must sign the Q 15. Enrollment Form must be accompanied by a statement from the Plan Trustee or Administrator showing the amount of employee contributions, if any, included in the distribution.
Rollover IRA only. Purchase payment must be received within 60 days of Plan distribution and may not include voluntary (after-tax) money.

TO BE COMPLETED BY THE AGENT

a) Do you have knowledge or reason to believe that replacement of existing insurance or annuities may be involved? []Yes []No
b) If the annuity now applied for is intended to replace Insurance or annuities in this or any other company, have you submitted to the applicant a written proposal setting forth all facts, advantages and disadvantages in making the replacement? []Yes []No

Has settlement been obtained with this application and receipted for on the receipt? []Yes []No

Is this single premium to be paid from the proceeds of an insurance policy in this or any other company? []Yes [] No
If Yes, give full details in Remarks.

14. 1035(a) Exchanges: If the funds applicable to this purchase exchanged from another annuity or life insurance policy in accordance with IRC Section 1035(a), the following information must be supplied:

A. Adjusted Cost Basis (sum of contributions less non-taxable withdrawals) $

B. Of the amount given in A, above, what portion was contributed after August 13, 1982?

15. 401(a) Distribution: This section must be completed by the Qualified Plan Trustee or Administrator and signed by the Annuitant.

STATEMENT

The undersigned Plan Trustee or Administrator by enrolling in Q15 agrees that concurrently with the issuance of the contract its ownership shall vest the Annuitant name in Q1 and all rights, title and interest of the qualified plan in the certificate shall cease. It is understood that (a) the contract rights to comply with provisions of the Internal Revenue Code and regulations adopted thereunder to maintain the status of an annuity distributed from a qualified retirement plan, and (b) that Provident Mutual Life Insurance Company of Philadelphia will provide no administrative services.

Qualified Plan Name IRS No.
Plan Trustee or Administrator Signature
Title Date Signed
Annuitant's Signature

PAYMENT INSTRUCTIONS

Make payment to "Provident Mutual Life Insurance Company of Philadelphia"
Mail application and check to:
Provident Mutual Life Insurance Company of Philadelphia
Annuity Administration
P.O. Box 15760
Wilmington, DE 19850-5760

C. Express mail may be sent to:
Provident Mutual Life Insurance Company of Philadelphia
Annuity Administration
300 Continental Drive
Newark, Delaware 19713

AGENCY/AGENT INFORMATION

Agency's Name

Agent(s) Name Telephone ( )

Agent's Address
Mailing Policy

Signature of Agent S.S.N. Agent's Code

Broker/Dealer

Remarks or special instructions: